UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 6, 2014

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

New Planned Clinical Programs

Clinical Program for the Treatment of Duchenne Muscular Dystrophy

On October 6, 2014, Capricor Therapeutics, Inc. (the "Company") issued a press release announcing plans to pursue a clinical program for the treatment of Duchenne Muscular Dystrophy with cardiosphere-derived cells (CDCs). This press release announced the intention of the Company to pursue plans for a clinical program to treat patients affected by the disorder using the Company’s lead product candidate, CAP-1002. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Clinical Program for the Treatment of Post-Acute Heart Failure

On October 9, 2014, the Company issued a press release announcing plans to pursue a clinical program using Cenderitide for the treatment of post-acute heart failure using the Insulet Delivery Technology. This press release described the Investigator-Initiated Research Support Agreement with Insulet Corporation and additional plans associated with the planned clinical trial. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 6, 2014, announcing plans to pursue a clinical program for Duchenne Muscular Dystrophy with cardiosphere-derived cells (CDCs).

99.2	Press Release, dated October 9, 2014, announcing plans to pursue a Cenderitide clinical program and entry into Investigator-Initiated Research Support Agreement with Insulet Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: October 9, 2014	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer